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                                                                    EXHIBIT 10.4

                         DIRECTOR DEFERRED FEE AGREEMENT

         THIS AGREEMENT is made this ____ day of _______________, _____, by and between FIRST GEORGIA COMMUNITY BANK, located in Jackson, Georgia (the "Company"), and [NAME OF DIRECTOR] (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay each Director's benefits from the Company's general assets.

                                    AGREEMENT

         The Director and the Company agree as follows:

                                    Article 1
                                   Definitions

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

             1.1.1 "Anniversary Date" means December 31st of each year.

             1.1.2 "Change of Control" means the transfer of 25% or more of the Company's voting common stock.

             1.1.3 "Code" means the Internal Revenue Code of 1986, as amended.

             1.1.4 "Crediting Rate" means the rate established by the Board of Directors of the Company prior to the beginning of each Plan Year. The Crediting Rate in the first plan year shall be 10% per year.

             1.1.5 "Deferral Account" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

             1.1.6 "Deferrals" means the amount of the Director's Fees which the Director elects to defer according to this Agreement.

             1.1.7 "Disability" means the Director's inability to perform substantially all normal duties of a Director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

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         1.1.8  "Effective Date" means January 1, 2001.

         1.1.9  "Election Form" means the Form attached as Exhibit 1.

         1.1.10 "Fees" means the committee meeting fees payable to the Director for the Director's attendance at meetings of the committee(s) upon which the Director serves as a member.

         1.1.11 "Final Crediting Rate" means the Crediting Rate in effect for the Plan Year in which Termination of Service occurs.

         1.1.12 "Normal Retirement Age" means the age at the later of the Director's 65th birthday or the end of the fifth Plan Year from the Effective Date.

         1.1.13 "Normal Retirement Date" means the later of the Normal Retirement Age or the Director's Termination of Service.

         1.1.14 "Plan Year" means the twelve-month period beginning on the Effective Date and on each anniversary of the Effective Date thereafter.

         1.1.15 "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

                                   Article 2
                                Deferral Election

     2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

     2.2 Election Changes

         2.2.1 Generally. The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Fees are to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

         2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.

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                                   Article 3
                                Deferral Account

     3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

          3.1.1 Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

          3.1.2 Interest. On each Anniversary Date and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance and compounded at an annual rate on each anniversary of the date of this Agreement and immediately prior to the payment of any benefits at an annual rate equal to the Crediting Rate.

     3.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

     3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                   Article 4
                                Lifetime Benefits

     4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

          4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

          4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Final Crediting Rate, compounded monthly, commencing on the first day of the month following the Director's Normal Retirement Date.

     4.2 Early Retirement Benefit. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Director the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

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          4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the
     Deferral Account balance at the Director's Termination of Service.

          4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Final Crediting Rate, compounded monthly, commencing on the first day of the month following the Director's Termination of Service.

     4.3 Disability Benefit. If the Director terminates service as a Director for Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

          4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

          4.3.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Final Crediting Rate, compounded monthly, commencing on the first day of the month following the Director's Termination of Service.

     4.4 Change of Control Benefit. Upon termination following a Change of Control, the Company shall pay to the Director the benefit described in this
Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance on Termination of Service.

          4.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Final Crediting Rate, compounded monthly, commencing on the first day of the month following the Director's Termination of Service. Upon petition by the Director, the Company may, at its sole discretion, pay the unpaid balance in the Deferral Account to the Director in a lump sum in lieu of any remaining installments otherwise due under this Section 4.4.

     4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

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                                   Article 5
                                 Death Benefits

         Upon the Director's death prior to the termination of this Agreement, the Company shall pay to the Director's beneficiary a benefit equal to the Deferral Account balance as of the date of the Director's death. The Company shall pay the benefit to the Director's beneficiary in a lump sum within 30 days following the Director's death.

                                   Article 6
                                  Beneficiaries

         6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 7
                               General Limitations

         7.1 Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director Deferrals if any of the following events occur:

             7.1.1 Termination for Cause. If the Company terminates the Director's service for:

                   7.1.1.1 Gross negligence or gross neglect of duties to the
             Company;

                   7.1.1.2 Commission of a felony or of a gross misdemeanor
             involving moral turpitude involving the Director's services to the Company; or

                   7.1.1.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's Service and resulting in an adverse effect on the Company.

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     7.2  Regardless of Section 7.1 and any other provision to the contrary, no benefit will be paid to the extent the benefit would be creating an excess parachute payment under Section 280G of the Code.

                                   Article 8
                          Claims and Review Procedures

     8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety
(90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   Article 9
                           Amendments and Termination

     9.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

     9.2 Notwithstanding Section 9.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of

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the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this Section 9.2 without payment to the Director of the Deferral Account balance attributable to the Director's Deferrals and interest credited on such amounts.

                                   Article 10
                                 Miscellaneous

     10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     10.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

     10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

     10.6 Unfunded Arrangement. The Director and the Director's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and the Director's beneficiary have no preferred or secured claim.

     10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

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          10.9.1  Interpreting the provisions of the Agreement;

          10.9.2 Establishing and revising the method of accounting for the Agreement;

          10.9.3  Maintaining a record of benefit payments; and

          10.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the agreement.

     10.10 Designated Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

COMPANY:                                             DIRECTOR:
FIRST GEORGIA COMMUNITY
BANK


By_____________________________                      ___________________________
Title__________________________                      [Name of Director]

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                                    EXHIBIT 1
                                       TO
                         DIRECTOR DEFERRED FEE AGREEMENT

                                Deferral Election

I elect to defer my committee meeting Fees under the Director Deferred Fee Agreement with the Company, as follows:

          ----------------------------------------------------------------------

               Amount of Deferral                      Duration

          ----------------------------------------------------------------------
            [Initial and Complete one]              [Initial One]

            _____  I elect to defer ______% of the  _____  One Year only
                   Fees earned by me.
                                                    _____  For ____ [Insert
            _____  I elect to defer $_______ of            Number] Years
                   all Fees earned by me.
                                                    _____  Until Termination of
                                                           Service
            _____  I elect not to defer any of my
                   Fees                             ______ Until _________,
                                                           ______ (date)

          ----------------------------------------------------------------------


I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the date in which the new election is received by the Company.

Signature
                  -----------------------------------------------------
                              [Name of Director]

         Date     ___________________________________


Accepted by the Company this _____ day of ____________, _____.

By       ____________________________________________

         Title    ___________________________________

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                            Beneficiary Designation

I designate the following as beneficiary of benefits under the Director Deferred Fee Agreement payable following my death:

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
        -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature  ___________________________________________________
                  [Name of Director]

         Date  _____________________________


Accepted by the Company this _____ day of ______________, ________.

By  __________________________________________________________

         Title  ____________________________

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                               FIRST AMENDMENT TO
                          FIRST GEORGIA COMMUNITY BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

         THIS AMENDMENT is made this _____ day of _______________, 2002, by and between the FIRST GEORGIA COMMUNITY BANK, a state bank located in Jackson, Georgia (the "Company"), and ________________ (the "Director").

         W I T N E S S E T H:

         WHEREAS, the Director and the Company entered into a Director Deferred Fee Agreement (the "Agreement") dated _________________, _____; and

         WHEREAS, the Director and the Company are desirous of amending the language to the Agreement.

         NOW, THEREFORE, in consideration of the premises, the Director and the Company agree to amend the "Agreement" as follows:

         Paragraph 1.1.10 is amended to read as follows:

         1.1.10 "Fees" means the board meeting fees and the committee meeting fees payable to the Director for the Director's attendance at board of director meetings and meetings of the committee(s) upon which the Director serves as a member.

         Except as amended herein, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the date and year first above written.

DIRECTOR:                                   COMPANY:

                                            FIRST GEORGIA COMMUNITY BANK


______________________________              By _________________________________

                                            Title ______________________________

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